EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital within the past sixty days prior to 6/11/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
4/22/2025	Sell	2,679	11.58
4/23/2025	Sell	21,106	11.75
4/24/2025	Sell	5,922	11.84
4/25/2025	Sell	12,912	11.88
4/28/2025	Sell	2,200	11.90
4/30/2025	Sell	527	11.97
5/1/2025	Sell	53,403	12.01
5/2/2025	Sell	27,796	12.09
5/5/2025	Sell	2,205	12.10
5/6/2025	Sell	6,379	12.10
5/7/2025	Sell	4,720	12.09
5/8/2025	Sell	10,156	12.18
5/13/2025	Sell	10,251	12.30
5/22/2025	Sell	1,400	12.28
6/2/2025	Sell	29,699	12.44
6/3/2025	Sell	21,580	12.56
6/4/2025	Sell	23,888	12.60
6/5/2025	Sell	1,950	12.63
6/6/2025	Sell	1,506	12.60
6/9/2025	Sell	9,649	12.62
6/10/2025	Sell	16,859	12.64
6/11/2025	Sell	128,461	12.55